Exhibit 99.1

News Release
Pentair Reports Third Quarter 2026 Results
•Sales of $976 million
•Operating income was $196 million with ROS of 20.1 percent; 24.8 percent on an adjusted basis
•GAAP EPS was $0.91 and adjusted EPS was $1.18
•The Company’s results include approximately $8 million of International Emergency Economic Powers Act (“IEEPA”) refunds during the quarter
•The Company updates its full year 2026 GAAP EPS guidance to approximately $3.76, and reaffirms its previous full year adjusted EPS midpoint of approximately $4.70
Reconciliations of GAAP to Non-GAAP measures are in the attached financial tables.
LONDON, United Kingdom — October 27, 2026 — Pentair plc (NYSE: PNR), a leader in helping the world sustainably move, improve and enjoy water, life’s most essential resource, today announced third quarter 2026 sales of $976 million. Sales were down 4 percent compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales declined 5 percent in the third quarter. Third quarter 2026 earnings per diluted share from continuing operations (“EPS”) were $0.91 compared to $1.12 in the third quarter of 2025, a 19 percent decrease. On an adjusted basis, the Company reported third quarter 2026 EPS of $1.18 compared to $1.24 in the third quarter of 2025, reflecting a 5 percent decrease. Adjusted operating income, reportable segment income, adjusted net income, free cash flow and adjusted EPS are described in the attached schedules.
John L. Stauch, Pentair’s President and Chief Executive Officer commented, “We delivered solid third-quarter results across sales, income and EPS. Our teams executed well during the quarter and responded with focus and urgency following a challenging second quarter in our Pool segment. We continue to make progress across our key priorities, while maintaining our commitment to serving customers, driving productivity and managing the business with discipline. We are encouraged by our performance and believe the actions we are taking are strengthening Pentair and positioning us for significant growth in 2027. We remain focused on finishing the year strong, delivering on our commitments and creating long-term value for our shareholders.”
Third quarter 2026 operating income was $196 million, down 15 percent compared to operating income for the third quarter of 2025, and return on sales (“ROS”) was 20.1 percent, a decrease of 260 basis points when compared to the third quarter of 2025. On an adjusted basis, the Company had adjusted operating income of $242 million for the third quarter of 2026, down 8 percent compared to adjusted operating income for the third quarter of 2025, and ROS was 24.8 percent, a decrease of 90 basis points when compared to the third quarter of 2025.
Flow sales were up 4 percent compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales grew 1 percent in the third quarter. Reportable segment income of $69 million was up 15 percent compared to the third quarter of 2025, and ROS was 26.2 percent, an increase of 250 basis points when compared to the third quarter of 2025.
Water Solutions sales were up 1 percent compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales grew 1 percent in the third quarter. Reportable segment income of $121 million was up 16 percent compared to the third quarter of 2025, and ROS was 28.7 percent, an increase of 370 basis points when compared to the third quarter of 2025.
Pool sales were down 18 percent compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales declined 18 percent in the third quarter. Reportable segment income of $72 million was down 38 percent compared to the third quarter of 2025, and ROS was 24.6 percent, a decrease of 820 basis points when compared to the third quarter of 2025. Third quarter Pool performance reflected the completion of the inventory realignment with our major channel partners.
Net cash provided by operating activities was $169 million for the quarter compared to $196 million in the third quarter of 2025. Free cash flow for the quarter was $153 million compared to $179 million in the third quarter of 2025.
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SHAREHOLDER RETURNS
Pentair paid a regular cash dividend of $0.27 per share in the third quarter of 2026. In addition, Pentair previously announced on September 21, 2026 that it will pay a regular quarterly cash dividend of $0.27 per share on November 6, 2026 to shareholders of record at the close of business on October 23, 2026. This year marks the 50th consecutive year that Pentair has increased its dividend.
OUTLOOK
Mr. Stauch concluded, “Our solid third-quarter performance increases our confidence in the full-year outlook and enables us to reaffirm the midpoint of our previous guidance range. We remain focused on disciplined execution and building on this momentum as we deliver a strong finish to the year and position ourselves for robust growth in 2027.”
The Company updates its estimated 2026 GAAP EPS from continuing operations to approximately $3.76, and reaffirms the midpoint of its previous guide and expects full year adjusted EPS of approximately $4.70. The Company also updates guidance of its estimated full year 2026 sales to be down approximately 3 percent on a reported basis. The Company’s full year 2026 guidance includes the right-sizing of channel inventory in preparation for the 2027 pool season and the acquisition of Taco Group Holdings (“Taco”).
In addition, the Company introduces estimated fourth quarter 2026 GAAP EPS from continuing operations guidance of approximately $1.07 and adjusted EPS of approximately $1.15. The Company expects fourth quarter sales to be up approximately 7 percent to 9 percent on a reported basis compared to the fourth quarter of 2025.
EARNINGS CONFERENCE CALL
Pentair President and Chief Executive Officer John L. Stauch, outgoing Interim Executive Vice President and Chief Financial Officer Robert P. Fishman and incoming Executive Vice President and Chief Financial Officer Robert W. Hau will discuss the Company’s third quarter 2026 results on a conference call with investors at 9:00 a.m. Eastern today. A live audio webcast of the call, along with the related presentation, can be accessed in the Investor Relations section of the Company’s website, www.pentair.com, shortly before the call begins.
Reconciliations of non-GAAP financial measures are set forth in the attachments to this release and in the presentations, each of which can be found on Pentair’s website. The webcast and presentations will be archived at the Company’s website following the conclusion of the event.
SEGMENT REORGANIZATION
Effective January 1, 2026, we reorganized the composition of our Flow and Water Solutions reportable segments to reflect how we are managing our business. As a result of this reorganization, our legacy residential and irrigation flow business moved from our Flow segment into our Water Solutions segment. The Pool segment remains unchanged. The applicable prior period amounts related to this change have been retrospectively reclassified to conform to the new composition. These changes have no impact on the Company’s historical consolidated financial performance or results of operations.

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CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “could,” “positioned,” “strategy,” or “future” or words, phrases, or terms of similar substance or the negative thereof are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the overall global economic and business conditions impacting our business, including the strength of housing and related markets and conditions relating to international hostilities; supply, demand, logistics, competition and pricing pressures related to and in the markets we serve; the ability to achieve the benefits of our restructuring plans, cost reduction initiatives and Transformation Program; the impact of raw material, logistics and labor costs and other inflation; volatility in currency exchange rates and interest rates; failure of markets to accept new product introductions and enhancements; the ability to successfully identify, finance, complete and integrate acquisitions, including the Taco acquisition; risks associated with operating foreign businesses; the impact of seasonality of sales and weather conditions; our ability to comply with laws and regulations; the impact of changes in laws, regulations and administrative policy, including those that limit U.S. or foreign tax benefits or impact trade agreements and tariffs; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating and sustainability goals and targets. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026. All forward-looking statements, including all financial forecasts, speak only as of the date of this release. Pentair assumes no obligation, and disclaims any obligation, to update the information contained in this release.
ABOUT PENTAIR PLC
At Pentair, we help the world sustainably move, improve and enjoy water, life’s most essential resource. From our residential and commercial water solutions, to industrial water management and everything in between, Pentair is a core large cap value S&P 500 equity stock focused on smart, sustainable water solutions that help our planet and people thrive.
Pentair had revenue in 2025 of approximately $4.2 billion, and trades under the ticker symbol PNR. With approximately 9,000 global employees serving customers in more than 150 countries, we work to help improve lives and the environment around the world. To learn more, visit www.pentair.com.
PENTAIR CONTACTS

Jeff Thompson	Rebecca Osborn
Vice President, Investor Relations	Vice President, Communications
Direct: 763-656-5575	Direct: 763-656-5589
Email: jeff.thompson@pentair.com	Email: rebecca.osborn@pentair.com
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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended		Nine months ended
In millions, except per-share data	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net sales	$976.4	$1,022.0	$2,945.7	$3,155.5
Cost of goods sold	581.2	603.4	1,722.1	1,877.0
Gross profit	395.2	418.6	1,223.6	1,278.5
% of net sales	40.5%	41.0%	41.5%	40.5%
Selling, general and administrative	175.9	162.2	579.6	552.6
% of net sales	18.0%	15.9%	19.7%	17.5%
Research and development	23.4	24.7	71.6	73.4
% of net sales	2.4%	2.4%	2.4%	2.3%
Operating income	195.9	231.7	572.4	652.5
% of net sales	20.1%	22.7%	19.4%	20.7%
Other expense
Loss on sale of business	—	—	—	26.3
Other expense	0.9	0.6	1.6	2.1
Net interest expense	21.7	14.4	61.2	52.0
% of net sales	2.2%	1.4%	2.1%	1.6%
Income from continuing operations before income taxes	173.3	216.7	509.6	572.1
Provision for income taxes	28.2	32.4	75.1	84.4
Effective tax rate	16.3%	15.0%	14.7%	14.8%
Net income from continuing operations	145.1	184.3	434.5	487.7
Income from discontinued operations, net of tax	—	—	11.6	—
Net income	$145.1	$184.3	$446.1	$487.7
Earnings per ordinary share
Basic
Continuing operations	$0.91	$1.13	$2.70	$2.97
Discontinued operations	—	—	0.07	—
Basic earnings per ordinary share	$0.91	$1.13	$2.77	$2.97
Diluted
Continuing operations	$0.91	$1.12	$2.69	$2.94
Discontinued operations	—	—	0.07	—
Diluted earnings per ordinary share	$0.91	$1.12	$2.76	$2.94
Weighted average ordinary shares outstanding
Basic	159.6	163.8	161.0	164.4
Diluted	160.3	165.1	161.8	165.7
Cash dividends paid per ordinary share	$0.27	$0.25	$0.81	$0.75
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Pentair plc and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2026	December 31, 2025
In millions
Assets
Current assets
Cash and cash equivalents	$74.0	$101.6
Accounts receivable, net	500.6	673.2
Inventories	655.0	632.6
Other current assets	141.9	134.4
Total current assets	1,371.5	1,541.8
Property, plant and equipment, net	381.1	376.8
Other assets
Goodwill	3,518.6	3,538.1
Intangibles, net	1,025.6	1,073.3
Other non-current assets	368.2	338.8
Total other assets	4,912.4	4,950.2
Total assets	$6,665.0	$6,868.8
Liabilities and Equity
Current liabilities
Accounts payable	$289.6	$301.5
Employee compensation and benefits	107.2	120.1
Other current liabilities	534.4	537.7
Total current liabilities	931.2	959.3
Other liabilities
Long-term debt	1,484.1	1,638.6
Pension and other post-retirement compensation and benefits	55.6	58.8
Deferred tax liabilities	44.9	47.5
Other non-current liabilities	289.4	295.4
Total liabilities	2,805.2	2,999.6
Equity	3,859.8	3,869.2
Total liabilities and equity	$6,665.0	$6,868.8
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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine months ended
In millions	September 30, 2026	September 30, 2025
Operating activities
Net income	$446.1	$487.7
Income from discontinued operations, net of tax	(11.6)	—
Adjustments to reconcile net income from continuing operations to net cash provided by (used for) operating activities
Equity income of unconsolidated subsidiaries	(1.1)	(0.8)
Depreciation	44.7	44.7
Amortization	46.5	42.4
Deferred income taxes	2.1	20.8
Loss on sale of business	—	26.3
Share-based compensation	23.6	27.3
Asset impairment and write-offs	—	48.5
Amortization of bridge financing fees	4.9	—
Changes in assets and liabilities, net of effects of business acquisitions
Accounts receivable	169.2	56.7
Inventories	(24.9)	(45.7)
Other current assets	(9.7)	(35.8)
Accounts payable	(8.7)	31.2
Employee compensation and benefits	(11.7)	(9.4)
Other current liabilities	2.7	60.8
Other non-current assets and liabilities	1.6	9.3
Net cash provided by operating activities	673.7	764.0
Investing activities
Capital expenditures	(54.2)	(45.1)
Purchase of investments	—	(18.0)
Proceeds from sale of property and equipment	0.4	0.1
Acquisitions, net of cash acquired	—	(292.2)
Other	(1.5)	0.9
Net cash used for investing activities	(55.3)	(354.3)
Financing activities
Net repayments of short-term borrowings	—	(9.3)
Net (repayments) borrowings of revolving long-term debt	(77.0)	210.5
Proceeds from long-term debt	500.0	—
Repayments of long-term debt	(575.0)	(269.3)
Debt issuance costs	(8.9)	(2.2)
Payment of contingent consideration	(3.6)	—
Shares issued to employees, net of shares withheld	(9.2)	(2.2)
Repurchases of ordinary shares	(350.0)	(175.0)
Dividends paid	(130.8)	(123.3)
Net cash used for financing activities	(654.5)	(370.8)
Effect of exchange rate changes on cash and cash equivalents	8.5	(29.2)
Change in cash and cash equivalents	(27.6)	9.7
Cash and cash equivalents, beginning of period	101.6	118.7
Cash and cash equivalents, end of period	$74.0	$128.4
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Pentair plc and Subsidiaries
Reconciliation of the GAAP Operating Activities Cash Flow to the Non-GAAP Free Cash Flow (Unaudited)

	Three months ended	Three months ended	Three months ended	Nine months ended
In millions	March 31, 2026	June 30, 2026	September 30, 2026	September 30, 2026
Net cash (used for) provided by operating activities	$(67.4)	$571.8	$169.3	$673.7
Capital expenditures	(18.5)	(18.9)	(16.8)	(54.2)
Proceeds from sale of property and equipment	0.2	—	0.2	0.4
Free cash flow	$(85.7)	$552.9	$152.7	$619.9

	Three months ended	Three months ended	Three months ended	Nine months ended
In millions	March 31, 2025	June 30, 2025	September 30, 2025	September 30, 2025
Net cash (used for) provided by operating activities	$(38.9)	$606.6	$196.3	$764.0
Capital expenditures	(16.8)	(10.9)	(17.4)	(45.1)
Proceeds from sale of property and equipment	—	0.1	—	0.1
Free cash flow	$(55.7)	$595.8	$178.9	$719.0

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Pentair plc and Subsidiaries
Supplemental Financial Information by Reportable Segment (Unaudited)

	2026				2025
In millions	First Quarter	Second Quarter	Third Quarter	Nine Months	First Quarter	Second Quarter	Third Quarter	Nine Months
Net sales
Flow	$258.1	$263.7	$262.5	$784.3	$232.6	$250.9	$251.4	$734.9
Water Solutions	391.0	422.0	421.9	1,234.9	393.5	444.7	415.9	1,254.1
Pool	387.1	246.6	291.5	925.2	383.9	427.2	354.3	1,165.4
Reportable segment net sales	1,036.2	932.3	975.9	2,944.4	1,010.0	1,122.8	1,021.6	3,154.4
Corporate and other	0.5	0.3	0.5	1.3	0.4	0.3	0.4	1.1
Net sales	$1,036.7	$932.6	$976.4	$2,945.7	$1,010.4	$1,123.1	$1,022.0	$3,155.5
Reportable segment income (loss)
Flow	$61.2	$69.8	$68.8	$199.8	$50.2	$54.8	$59.7	$164.7
Water Solutions	99.9	126.4	120.9	347.2	94.1	108.5	104.0	306.6
Pool	128.1	57.6	71.7	257.4	126.0	152.7	116.2	394.9
Reportable segment income	289.2	253.8	261.4	804.4	270.3	316.0	279.9	866.2
Corporate and other	(30.1)	(17.2)	(19.4)	(66.7)	(27.8)	(19.3)	(17.3)	(64.4)
Adjusted operating income	$259.1	$236.6	$242.0	$737.7	$242.5	$296.7	$262.6	$801.8
Return on sales
Flow	23.7%	26.5%	26.2%	25.5%	21.6%	21.8%	23.7%	22.4%
Water Solutions	25.5%	30.0%	28.7%	28.1%	23.9%	24.4%	25.0%	24.4%
Pool	33.1%	23.4%	24.6%	27.8%	32.8%	35.7%	32.8%	33.9%
Adjusted return on sales	25.0%	25.4%	24.8%	25.0%	24.0%	26.4%	25.7%	25.4%

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Pentair plc and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures for the Year Ending December 31, 2026
Excluding the Effect of Adjustments (Unaudited)

	Actual			Forecast
In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter		Full Year
Net sales	$1,036.7	$932.6	$976.4	approx	Up 7% - 9%	approx	Down 3%
Operating income	210.0	166.5	195.9	approx	Up 16%	approx	Down 6%
Return on sales	20.3%	17.9%	20.1%
Adjustments:
Restructuring and other	21.4	36.4	11.4	approx	$—	approx	$69
Transformation costs	11.5	17.5	16.1	approx	—	approx	45
Intangible amortization (1)	15.7	15.7	15.1	approx	15	approx	62
Deal-related costs and expenses	—	—	3.4	approx	—	approx	3
Equity income of unconsolidated subsidiaries	0.5	0.5	0.1	approx	1	approx	2
Adjusted operating income	259.1	236.6	242.0	approx	Up 1%	approx	Down 6%
Adjusted return on sales	25.0%	25.4%	24.8%
Net income from continuing operations—as reported	160.8	128.6	145.1	approx	$171	approx	$605
Amortization of bridge financing fees	—	—	4.9	approx	—	approx	5
Adjustments to operating income	48.6	69.6	46.0	approx	15	approx	179
Income tax adjustments	(10.4)	(13.2)	(6.5)	approx	(2)	approx	(32)
Net income from continuing operations—as adjusted	$199.0	$185.0	$189.5	approx	$184	approx	$757
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.98	$0.80	$0.91	approx	$1.07	approx	$3.76
Adjustments	0.24	0.34	0.27	approx	0.08	approx	0.94
Diluted earnings per ordinary share—as adjusted	$1.22	$1.14	$1.18	approx	$1.15	approx	$4.70
(1) Forecasted intangible amortization does not include the impact of the Taco acquisition on October 1, 2026 as the initial accounting and preliminary purchase price allocation for the acquisition is incomplete.

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Pentair plc and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures for the Year Ended December 31, 2025
Excluding the Effect of Adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$1,010.4	$1,123.1	$1,022.0	$1,020.5	$4,176.0
Operating income	203.1	217.7	231.7	205.0	857.5
Return on sales	20.1%	19.4%	22.7%	20.1%	20.5%
Adjustments:
Restructuring and other	10.5	10.4	0.2	10.2	31.3
Transformation costs	9.1	12.5	10.8	8.4	40.8
Intangible amortization	14.2	14.3	13.9	15.7	58.1
Legal accrual adjustments and settlements	—	—	—	11.6	11.6
Asset impairment and write-offs	5.2	41.8	1.5	0.6	49.1
Deal-related costs and expenses	—	—	4.1	—	4.1
Equity income of unconsolidated subsidiaries	0.4	—	0.4	0.2	1.0
Adjusted operating income	242.5	296.7	262.6	251.7	1,053.5
Adjusted return on sales	24.0%	26.4%	25.7%	24.7%	25.2%
Net income from continuing operations—as reported	154.9	148.5	184.3	161.8	649.5
Loss on sale of business	—	26.3	—	—	26.3
Pension and other post retirement mark-to-market loss	—	—	—	2.4	2.4
Adjustments to operating income	39.0	79.0	30.5	46.5	195.0
Income tax adjustments	(9.7)	(23.3)	(9.5)	(16.0)	(58.5)
Net income from continuing operations—as adjusted	$184.2	$230.5	$205.3	$194.7	$814.7
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.93	$0.90	$1.12	$0.98	$3.93
Adjustments	0.18	0.49	0.12	0.20	0.99
Diluted earnings per ordinary share—as adjusted	$1.11	$1.39	$1.24	$1.18	$4.92
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Pentair plc and Subsidiaries
Reconciliation of Net Sales Growth to Core Net Sales Growth by Reportable Segment
For the Quarter Ended September 30, 2026 (Unaudited)

	Q3 Net Sales Growth
	Core	Currency	Acq. / Div.	Total
Total Pentair	(5.5)%	—%	1.0%	(4.5)%
Flow	1.0%	(0.5)%	3.9%	4.4%
Water Solutions	1.2%	0.2%	—%	1.4%
Pool	(17.8)%	0.1%	—%	(17.7)%